                                                                EXHIBIT 10.15

                              SEPARATION AGREEMENT
                              --------------------

         This SEPARATION AGREEMENT (the "Agreement") dated January 31, 1999 (the "Separation Date"), is entered into by and between RICHARD S. BRADDOCK (the "Executive") and TRUE NORTH COMMUNICATIONS INC., a Delaware corporation (the "Company").

         WHEREAS, the Executive and the Company desire to provide for, among other things, the termination of the Executive's employment with the Company, the termination of the Executive's membership on the Company's Board of Directors, and the financial and other terms relating to such termination; and

         WHEREAS, the Executive and the Company desire to enter into this Agreement to specify the terms and conditions relating to the Executive's termination and to settle any issues relating to the Employment Agreement between the Company and the Executive dated July 30, 1997 (the "Employment Agreement").

         NOW, THEREFORE, the parties hereto agree as follows:

         1. Resignation as Non-Executive Chairman and Director. Effective as of the Separation Date, (a) the Executive's employment with the Company is terminated by mutual agreement, and (b) the Executive hereby resigns as non-executive Chairman and a director of the Company and, to the extent applicable, as an officer, director, trustee, agent, representative, fiduciary, partner, designee or the like, of any and all affiliates of the Company.

         2. Payments to and Benefits for the Executive. In exchange for the Executive's agreement to enter into this Agreement, the Company will pay or provide to the Executive the following benefits:

                  (a) For the 12-month period ending January 31, 2000, the Executive will receive as severance the gross amount of $400,000 (less required federal, state and local tax withholdings), which amount will be paid in semi-monthly installments in accordance with the Company's normal payroll procedures.

                  (b) The Executive will receive a bonus of $200,000 (less required federal, state and local tax withholdings) for calendar year 1998, to be paid in 1999 at the time other 1998 senior executive bonuses are paid.

                  (c) The Executive shall continue to receive medical, dental and life insurance benefits through January 31, 2000, in accordance with the senior executive arrangements that are currently applicable to him; provided, however, that the Executive's coverage shall be subject to any underlying plan changes that are generally applicable to senior executives of the Company.

                  (d) The Executive will retain the use of his current office at Foote, Cone & Belding Worldwide in New York through April 30, 1999.

                  (e) The Executive will receive one-half of his current annual car allotment for the six-month period beginning February 1, 1999 and ending July 31, 1999 (subject to required federal, state and local tax withholdings).

                  (f) Pursuant to a separate agreement with the Executive's administrative assistant, she will continue to receive salary and benefits through July 31, 1999.

         3. Existing Stock Options. All stock options heretofore granted by the Company to the Executive shall be treated in accordance with the underlying stock option agreements. Pursuant to the terms of Section 5(a) of the Stock Option Agreement governing the stock option for 50,000 shares granted to the Executive on July 30, 1997, such stock option shall remain exercisable for one year following the Separation Date.

         4.       Phantom Stock.
                  --------------

                  (a) If the per share closing price of the Company's common stock is at or below $23.0625 on any business day that coincides with or precedes the Separation Date (the "Conditional Grant Date"), then the phantom stock benefit described in Section 3(c) of the Employment Agreement will be canceled and in lieu thereof the Company will grant to the Executive an option to purchase 150,000 shares of Company common stock. This stock option will be granted and will be fully vested as of the Conditional Grant Date, the exercise price will be the closing price of Company common stock on the Conditional Grant Date, and this stock option will expire on March 31, 2001. All other terms of this stock option will be consistent with the True North Communications Inc. Stock Option Plan.

                  (b) If the per share closing price of the Company's common stock is not at or below $23.0625 on any business day that coincides with or precedes the Separation Date, then the phantom stock benefit described in
Section 3(c) of the Employment Agreement shall remain in effect, subject to the following modifications and clarifications:

                           (i)   150 phantom stock units shall be vested as of
the Separation Date, and no further units shall become vested thereafter.

                           (ii)  The Valuation Date on which the phantom stock
benefit will be measured shall be chosen by the Executive; provided that the Valuation Date must be the last business day of a calendar quarter occurring on or before March 31, 2001.

                           (iii) The phantom stock benefit shall expire on March
31, 2001.

                  (c) Notwithstanding the remainder of this Section 4, upon the mutual agreement of the Executive and the Company, the phantom stock benefit may be settled as of any mutually agreeable Valuation Date and the Company may grant to the Executive the stock option described in subsection (a) above; provided that the per share exercise price of such stock option shall be no less than the per share market value of Company common stock on the date of grant.

         5. Consulting Services. The Executive shall be available to be called upon by Donald L. Seeley and Theodore J. Theophilos to consult regarding the Modem Media.Poppe Tyson, Inc. IPO and related issues regarding that company.

         6.       Noncompetition; Nonsolicitation; Confidentiality.
                  -------------------------------------------------

                  (a) Covenant Not to Compete. Except with the prior written consent of the Board of Directors of the Company:

                            (i)     From the Separation Date through February 1,
2000 (the "Non-Compete Period"), the Executive shall not engage in any activities, whether as employer, proprietor, partner, stockholder (other than the holder of less than 5% of the stock of a corporation the securities of which are traded on a national securities exchange or in the over-the-counter market), director, officer, employee or otherwise, in competition with (A) the businesses conducted at the date hereof by the Company or any of its affiliates or (B) any business in which the Company or any of its affiliates is substantially engaged at any time during the Non-Compete Period; provided that the Executive's employment with Priceline.com shall not in and of itself violate the terms of this Section 6(a)(i);

                            (ii)    during the Non-Compete Period, the Executive
shall not solicit, directly or indirectly, any existing business relationship of clients of the Company in which the Company is substantially engaged at any time during his employment with the Company or during the Non-Compete Period; and

                            (iii)   during the Non-Compete Period, the Executive
shall not induce or attempt to persuade any employee of the Company (other than the Executive's current administrative assistant) to terminate the employee's employment relationship with the Company.

                  (b) Confidential Information and Trade Secrets. The Executive shall not, at any time make use of any bidding information (or computer programs thereof) of the Company or its affiliates, nor divulge any trade secrets or other confidential information of the Company or its affiliates, except to the extent that such information becomes a matter of public record, is published in a newspaper, magazine or other periodical available to the general public or as the Company may so authorize in writing; and, on or as soon as practicable after the Separation Date, the Executive shall surrender to the Company all records and other documents obtained by him or entrusted to him during the course of his employment and Board membership with the Company (together with all copies thereof) which pertain specifically to any of the businesses covered by the covenants in Section 6(a)(i) or which were paid for by the Company; provided, however, that the Executive may retain copies of such documents as necessary for the Executive's personal records for federal income tax purposes.

                  (c) Scope of Covenants; Remedies. The following provisions shall apply to the covenants of the Executive contained in this Section:

                           (i)      the  covenants set forth in Section  6(a)(i)
and (ii) shall apply within all territories in which the Company is actively engaged in the conduct of business during the Non-Compete Period, including, without limitation, the territories in which customers are then being solicited; and

                           (ii)      each party intends and agrees that if in
any action before any court or agency legally empowered to enforce the covenants contained in Section 6(a) and (b) any term, restriction, covenant or promise contained therein is found to be unreasonable and accordingly unenforceable, then such term, restriction, covenant or promise shall be deemed modified to the extent necessary to make it enforceable by such court or agency.

         7.       Nondisparagement; Cooperation.
                  ------------------------------

                  (a) The Executive shall not, at any time make any statement, publicly or privately, that would disparage the Company, any of its businesses or any director or officer of the Company or such businesses or would have a deleterious effect upon the interests of the Company or such businesses or the stockholders or other owners of any of them; provided, however, that the Executive shall not be in breach of this restriction if such statements consist solely of private statements made to persons other than clients or competitors of the Company (or their representatives) or members of the press or the financial community that do not have an adverse effect upon the Company; and provided further that nothing contained in this Section 7(a) or in any other provision of this Agreement shall preclude the Executive from making any statement in good faith that is required by law, regulation or order of any court or regulatory commission, department or agency.

                  (b) The Company shall not authorize any person to make any statement, publicly or privately, that would disparage the Executive; provided, however, that the Company shall not be in breach of this restriction if such statements consist solely of (i) private statements made to any officers, directors or employees of the Company or (ii) private statements made to persons other than clients or competitors of the Company (or their representatives) or members of the press or the financial community that do not have a material adverse effect upon the Executive; and provided further that nothing contained in this Section 7(b) or in any other provision of this Agreement shall preclude any officer, director, employee, agent or other representative of the Company from making any statement in good faith that is required by any law, regulation or order of any court or regulatory commission, department or agency.

         8.       Enforcement.
                  ------------

                  (a) The parties hereto agree that the Company would be damaged irreparably in the event that any provision of Section 6 or 7 of this Agreement were not performed in accordance with its terms or were otherwise breached and that money damages would be an inadequate remedy for any such nonperformance or breach. Accordingly, the Company and its successors or permitted assigns shall be entitled, in addition to other rights and remedies existing in their favor, to an injunction or injunctions to prevent any breach or threatened breach of any of such provisions and to enforce such provisions specifically (without posting a bond or other security). Each of the parties agrees that he or it will submit himself or itself to the personal jurisdiction of the courts of the State of Illinois in any action by the other party to enforce an arbitration award against him or it or to obtain interim injunctive or other relief pending an arbitration decision.

                  (b) The Executive acknowledges and agrees that in the event that he breaches any of the provisions of Section 6 or 7 of this Agreement, (i) the Company shall not be obligated to commence or continue any payments or benefits provided for hereunder, and (ii) the Executive shall be obligated to pay to the Company its costs and expenses in enforcing this Agreement and defending against any lawsuit (including court costs, expenses and reasonable legal fees).

         9.       Release and Waiver.
                  -------------------

                  (a) As a material inducement to the Company to enter into this Agreement, the Executive knowingly and voluntarily releases, acquits and forever discharges the Company, its divisions and affiliates and each of their predecessors, successors, assigns, agents, directors, officers, employees, representatives, and all persons acting by, through, under or in concert with any of them (hereinafter referred to collectively as the "Releasees"), from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses of any nature whatsoever (upon any legal or equitable theory, whether contractual, common-law, statutory, federal, state, local or otherwise), known or unknown, suspected or unsuspected, which, from the beginning of the world up to and including the Separation Date, exists, have existed, or may hereafter arise, which and which the Executive or his heirs, executors, administrators, successors and assigns ever had, now has or at any time hereafter may have, own or hold against each or any of the Releasees; provided, however, that the foregoing release does not extend to any benefits to be provided to the Executive pursuant to this Agreement or to the Executive's benefits under the True North Communications Inc. Retirement Plan, the True North Communications Inc. Stock Purchase Integration Plan and the True North Communications Inc. Directors' Deferred Fee Plan.

                  (b) This release and waiver includes but is not limited to:

                           (i)      any claims for wrongful termination,
defamation, invasion of privacy, intentional infliction of emotional distress, or any other common law claims;

                           (ii)     any claims for the breach of any written,
implied or oral contract between you and the Company, including but not limited to any contract of employment;

                           (iii) any claims of discrimination, harassment or
retaliation based on such things as age, national origin, ancestry, race, religion, sex, sexual orientation, or physical or mental disability or medical condition; and

                           (iv)     any claims for payments of any nature,
including but not limited to wages, overtime pay, vacation pay, severance pay, commissions, bonuses and benefits or the monetary equivalent of benefits, but not including the filing of an administrative charge, any claims for unemployment or workers' compensation benefits, or for the consideration being provided to you pursuant to Paragraph 1 of this Agreement.

This release and waiver includes all claims that you have or that may arise under the common law and all federal, state and local statutes, ordinances, rules, regulations and orders, including but not limited to any claim or cause of action based on Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Family and Medical Leave Act, the Americans with Disabilities Act, the Civil Rights Acts of 1866, 1871 and 1991, the Rehabilitation Act of 1973, the Employee Retirement Income Security Act of 1974, the Vietnam Era Veterans' Readjustment Assistance Act of 1974, Executive Order 11246, the Illinois Human Rights Act, the Illinois Wage Payment and Collection Act, the Cook County Human Rights Ordinance, and the Chicago Human Rights Ordinance, as each of them has been or may be amended. The Executive further waives any right to any form of recovery or compensation from any legal action brought by him or on his behalf in connection with his employment or termination of employment with the Company.

The Executive acknowledges that he has not assigned any of his rights to make the aforementioned claims or demands. By signing this Agreement and Release, the Executive is forever giving up his rights to make the aforementioned claims or demands.

                  (c) This Agreement shall not in any way be construed as an admission by the Company or the Executive that the Releasees, on the one hand, or the Executive, on the other hand, has acted wrongfully against the other or that the Releases, on the one hand, or the Executive, on the other hand, has any valid claims whatsoever against the other, and the Company, on the one hand, and the Executive, on the other hand, specifically denies any liability to or wrongful acts against the other.

                  (d) The Executive acknowledges that he has been given a period of at least 21 days to review and consider the terms and conditions of this Agreement. After executing this Agreement, the Executive shall have seven days to revoke this Agreement; but he may only do so by delivering a writing indicating this revocation and returning all sums paid pursuant to this Agreement to the Company no later than the close of business on the seventh day following the date the Executive executes this Agreement. If the Executive revokes this Agreement it shall not be effective or enforceable.

         10. Press Release. The Executive and Company management shall mutually agree on any press release issued to announce the Executive's resignation.

         11. Taxation. All payments and benefits under this Agreement shall be subject to all applicable taxes and withholding.

         12. Arbitration; Certain Costs. Any dispute or controversy between the Company and the Executive, whether arising out of or relating to this Agreement, the breach of this Agreement, or otherwise, shall be settled by arbitration administered by the American Arbitration Association in accordance with its Commercial Rules then in effect and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitrator shall have the authority to award any remedy or relief that a court of competent jurisdiction could order or grant, including, without limitation, the issuance of an injunction. However, either party may, without inconsistency with this arbitration provision, apply to any court having jurisdiction over such dispute or controversy and seek interim provisional, injunctive or other equitable relief until the arbitration award is rendered or the controversy is otherwise resolved. Except as necessary in court proceedings to enforce this arbitration provision or an award rendered hereunder, or to obtain interim relief, neither a party nor an arbitrator may disclose the existence, content or results of any arbitration hereunder without the prior written consent of the Company and the Executive. The Company and the Executive acknowledge that this Agreement evidences a transaction involving interstate commerce. Notwithstanding any choice of law provision included in this Agreement, the United States Federal Arbitration Act shall govern the interpretation and enforcement of this arbitration provision.

         13. Advice of Counsel. The Executive represents and warrants to the Company that he has conferred extensively with his own attorneys regarding the provisions of this Agreement prior to entering into it, that he has carefully read and fully understands all of the provisions of this Agreement, and that he is entering into this Agreement voluntarily.

         14. Entire Agreement; Amendments. This Agreement (a) sets forth the entire agreement between the parties hereto with respect to the subject matter hereof, superseding any and all prior agreements, understandings or arrangements between the parties and (b) may not be amended or modified in any respect other than by a writing executed by the parties hereto. Specifically, except as specifically provided in this Agreement, the Employment Agreement shall have no further force or effect after the Separation Date. No benefits shall be provided to the Executive (including Part-Time Directors Plan benefits), except those benefits specifically provided for under this Agreement.

         15. Governing Law. This Agreement will be governed by and construed and enforced under the laws of the State of Illinois, without regard to its conflict of laws rules.

         16. Severability. In the event that any one or more of the provisions of this Agreement is held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby. If any one or more of the provisions contained in this Agreement is held to be excessively broad as to duration, geographical scope, activity or subject, such provisions will be construed by limiting and reducing them so as to be enforceable to the maximum extent compatible with applicable law.

         17. Binding Effect. This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors, assigns, heirs, and legal representatives.

         18. Notices. All notices and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered or mailed, first class registered or certified mail, return receipt requested, postage prepaid;

                  If to the Executive, to:

                  Richard S. Braddock
                  10 Gracie Square
                  New York, New York  10028
                  212-879-0649

                  If to the Company, to:

                  True North Communications Inc.
                  FCB Center
                  101 East Erie
                  Chicago, Illinois  60611-2897
                  Attention:  Theodore J. Theophilos
                  312-425-6590


         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


TRUE NORTH COMMUNICATIONS INC.


By:
     -----------------------------              ------------------------------
     Richard Mayer,                             Richard S. Braddock
     Chairman of the Compensation Committee

Dated:                                          Dated:
     -----------------------------                   -------------------------